EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Cheniere Energy, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


Date:  October 11, 2002          Exploration Capital Partners 2000 Limited
                                 Partnership

                                 By: Resource Capital Investment Corporation,
                                     its general partner

                                 By: /s/ Keith Presnell
                                    -------------------------------------------
                                     Keith Presnell, Chief Financial Officer


Date:  October 11, 2002          Resource Capital Investment Corporation

                                 By: /s/ Keith Presnell
                                    -------------------------------------------
                                     Keith Presnell, Chief Financial Officer


Date:  October 11, 2002          Rule Family Trust udt 12/17/98

                                 By: /s/ Keith Presnell
                                    --------------------------------------------
                                     Keith Presnell, Attorney-in-Fact for
                                        Arthur Richards Rule, Trustee


Date:  October 11, 2002          Arthur Richards Rule, individually

                                 By: /s/ Keith Presnell
                                    -------------------------------------------
                                     Keith Presnell, Attorney-in-Fact